Ex. 10.1

EXECUTION COPY

AMENDMENT NO. 1
Dated as of March 28, 2005
to
DEVELOPER TRANSFER AGREEMENT
Dated as of December 19, 2003

     THIS AMENDMENT NO. 1 to DEVELOPER TRANSFER AGREEMENT is entered into as of March 28, 2005 between Silverleaf Resorts, Inc. (the “Company”), a Texas corporation, and Silverleaf Finance II, Inc., a Delaware corporation (“SPV”). Capitalized terms used herein and not defined herein have the meaning ascribed thereto in Schedule I to the Loan and Security Agreement, dated as of December 19, 2003 (as may be amended, restated, supplemented or otherwise modified from time to time, the “SPV Loan Agreement”), between SPV and Textron Financial Corporation (“TFC”).

PRELIMINARY STATEMENTS

     A. The Company and SPV desire to amend certain provisions of the Developer Transfer Agreement, dated as of December 19, 2003, between the Company and SPV (as amended, restated, supplemented or otherwise modified from time to time, the “Developer Transfer Agreement”).

     B. In consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

     SECTION 1. Amendments to the Developer Transfer Agreement. Effective as of the date hereof, subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Developer Transfer Agreement is hereby amended as follows:

     1.1 Clause (x) of the proviso to the first sentence of Section 2.1(a) is hereby amended and restated to read as follows:

          “SPV shall not be required to purchase any Conveyed Assets if it does not have sufficient funds to pay for such assets nor shall SPV be permitted to incur Indebtedness to purchase the Receivables, except that prior to March 10, 2005 SPV may incur indebtedness to Developer evidenced by the Subordinated Note for such purpose to the extent that, after giving effect to such indebtedness, the Overcollateralization Amount equals or exceeds the Required Overcollateralization Amount”.

     1.2 Clauses (vi) and (vii) of Section 4.1 is hereby amended and restated in its entirety to read as follows:

          “(vi) the aggregate Outstanding Balance of PPM Receivables in Pool I determined as of the Cut-off Date does not exceed 5% of the aggregate Outstanding Balance of the Sold Receivables and the Contributed Receivables determined as of the Cut-off Date, and, as of the Second Advance Funding Date, no Pledged Receivable in Pool II is a PPM Receivable; and (vii) as of each Substitution Date, the aggregate Outstanding Balance of Exchange Receivables and Replacement Receivables to be added into Pool I for that Substitution Date that constitute PPM Receivables does not exceed the aggregate Outstanding Balance of the Deleted Receivables and Upgrade Receivables for that Substitution Date that constitute PPM Receivables, and no Substitute Receivable to be added into Pool II is a PPM Receivable.”

     1.3 Section 6.2(a) is hereby amended and restated in its entirety to read:

          “(a) The Company may (but shall not be required to), with the written consent of the Master Servicer, convey Substitute Receivables to SPV, provided that the requirements of Section 3.2 of the SPV Loan Agreement are satisfied, and, at the time of the substitution, SPV is “solvent” within the meaning of applicable fraudulent transfer laws. The Company shall deliver to the Master Servicer, on the tenth Business Day prior to the proposed date of substitution, which proposed date shall be a Payment Date (the “Substitution Date”), a “Substitution Certificate” in the form of Exhibit B identifying (i) all of the Exchange Receivables, and the Delinquent Receivables for which they will be exchanged, and (ii) all Replacement Receivables and the related Upgrade Receivables, and the Company and the SPV each shall certify in such Substitution Certificate that SPV is solvent within the meaning of applicable fraudulent transfer laws. The exchange or replacement of such Receivables shall not become effective until TFC has approved such Substitution Certificate and Sale Assignment on or prior to the Substitution Date. To the extent that the aggregate outstanding balance of all Substitute Receivables transferred to the SPV in exchange for Delinquent Receivables on any day exceeds the then current value of such Delinquent Receivables, (i) the SPV will be required to make a payment to the Company for the amount of such excess in cash, to the extent that the SPV has cash available, or (ii) to the extent the SPV does not have cash available, (A) prior to March 10, 2005, and, if after giving effect to such increase, the Overcollateralization Amount would not be less than the Required Overcollateralization Amount, the SPV will make such payment by increasing the balance of the Subordinated Note, or (B) in any other case, the amount of such excess will be deemed to be a capital contribution by the Company to the SPV. To the extent that the aggregate outstanding balance of all Substitute Receivables transferred to the SPV as a replacement for Upgrade Receivables on any day exceeds the aggregate outstanding balance of such Upgrade Receivables, (i) the SPV will be required to make a payment to the Company for the amount of such excess, in cash to the extent that the SPV has cash available, or (ii) to the extent the SPV does not have cash available, (A) prior to March 10, 2005, and, if after giving effect to such increase, the Overcollateralization Amount would not be less than the Required Overcollateralization Amount, the SPV will make such payment by increasing the balance of the Subordinated Note, or (B) in any other case, the amount of such excess will be deemed to be a capital contribution by the Company to the SPV.”

     1.4 Exhibit B is hereby amended and restated in its entirety to read as set forth on Exhibit B attached hereto.

     SECTION 2. Acknowledgement. The parties hereto acknowledge and agree that Schedule I to the SPV Loan Agreement is amended concurrently herewith as provided in Amendment No. 1, dated as of the date hereof, to the SPV Loan Agreement (“SPV Loan Agreement Amendment”) and attached hereto as Exhibit A.

     SECTION 3. Conditions Precedent. This Amendment shall become effective and be deemed effective as of the date first above written upon receipt by SPV, TFC and the Administrative Agent of a fully executed copy of this Amendment and upon the satisfaction of the conditions precedent provided for in Section 2 of the SPV Loan Agreement Amendment.

     SECTION 4. Representations, Warranties and Covenants.

     4.1 Upon the effectiveness of this Amendment, the Company hereby reaffirms all covenants, representations and warranties made by it, to the extent the same are not amended hereby, in the Developer Transfer Agreement, as amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Amendment, except to the extent that any such other covenants, representations and warranties expressly relate solely to an earlier date (in which case such covenants, representations and warranties shall have been true and accurate on and as of such earlier date).

     4.2 The Company hereby represents and warrants (i) that this Amendment constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity which may limit the availability of equitable remedies and (ii) upon the effectiveness of this Amendment, no Developer Event of Termination, Event of Default or a Subservicer Event of Default or event which would constitute a Developer Event of Termination, an Event of Default or a Subservicer Event of Default but for the requirement that notice be given or time elapse or both shall have occurred or be continuing.

     4.3 The Company, promptly after the Second Advance Funding Date and to the extent it has not already done so, shall direct or shall cause SPV to direct each Person liable for the payment of any Sold Receivable or Contributed Receivable (including those transferred on the date hereof) to pay each installment thereon to the applicable Account Agent, pursuant to the Lockbox Agreement, unless and until directed otherwise by written notice from the Administrative Agent or, at the Administrative Agent’s direction, from the Company, after which such parties are and shall be directed to make all further payments on the Pledged Receivables in accordance with the directions of the Administrative Agent.

     4.4 A UCC Financing Statement number 040052121681 was filed and recorded on December 29, 2003 in the office of the Secretary of State of Texas naming the Company as Debtor/Seller, SPV as Secured Party/Buyer/First Assignor, TFC as Secured Party/2nd Assignor and Citicorp North America, Inc., as Administrative Agent (the “Administrative Agent”) as Assignee of Secured Party/2nd Assignor (the “Texas Filing”). A UCC Financing Statement Amendment was filed and recorded on April 7, 2004 (the “Texas UCC Amendment”). The Company and SPV agree and confirm that the Texas UCC Amendment did not release, terminate, or modify the Administrative Agent’s security interest in any Receivables, Conveyed Assets, Collections or other assets constituting Collateral under the SPV Loan Agreement.

     In addition to the existing indemnities under the Developer Transfer Agreement, the Company agrees and confirms that any loss, cost or expense incurred by an Indemnified Party thereunder that results in connection with the filing and recordation of the Texas UCC Amendment and the purported release contemplated thereby, shall benefit from the indemnification provisions of and shall be repaid by the Company in accordance with Section 5.21 of the Developer Transfer Agreement.

     SECTION 5. Reference to and Effect on the Developer Transfer Agreement.

     5.1 Upon the effectiveness of this Amendment, each reference in the Developer Transfer Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Developer Transfer Agreement as amended hereby, and each reference to the Developer Transfer Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Developer Transfer Agreement shall mean and be a reference to the Developer Transfer Agreement as amended hereby.

     5.2 Except as specifically amended hereby, the Developer Transfer Agreement and the other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

     5.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of SPV, TFC or the Administrative Agent under any Loan Document, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

     SECTION 6. Costs and Expenses. Developer shall pay all reasonable legal costs and expenses incurred by TFC, the Administrative Agent, SPV or the Company in connection with the negotiation, execution and delivery of this Amendment and the SPV Loan Agreement Amendment.

     SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUSIVE OF ITS CHOICE OF LAWS PRINCIPLES. EACH OF THE COMPANY AND SPV HEREBY AGREES TO ACCEPT THE STATE COURTS LOCATED IN NEW YORK, NEW YORK AS HAVING PROPER JURISDICTION AND BEING THE PROPER VENUE FOR ANY LEGAL PROCEEDINGS ARISING OUT OF THIS AMENDMENT AND ANY LOAN DOCUMENTS.

     SECTION 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     SECTION 9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any purpose.

* * * * *

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SILVERLEAF RESORTS, INC.

By:	/S/ HARRY J. WHITE, JR.

Name: Harry J. White, Jr.
Title: CFO

SILVERLEAF FINANCE II, INC.

By:	/S/ HARRY J. WHITE, JR.

Name: Harry J. White, Jr.
Title: CFO

ACKNOWLEDGED AND AGREED TO BY:

CITICORP NORTH AMERICA, INC.,
as Administrative Agent

By:	/S/ LAIN GUTIERREZ

Name: Lain Gutierrez
Title: Vice President

TEXTRON FINANCIAL CORPORATION

By:	/S/ NICHOLAS L. MECCA

Name: Nicholas L. Mecca
Title: Managing Director

List of Exhibits Attached to Agreement and not filed herewith:

Ex. A: Amendment to Loan and Security Agreement
Ex. B: Form of Substitution Certificate

B-1